UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Liberty Interactive Corporation
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Liberty Interactive Corporation

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Liberty Interactive Corporation

Commission File No. 001-33982

Subject Company: General Communication, Inc.

Commission File No. 000-15279

Excerpts from the Press Release, dated July 6, 2017, Announcing Liberty Interactive Corporation’s Entry into an Agreement to Acquire HSN, Inc. – Portions Relating to the Proposed Transactions between Liberty Interactive Corporation and General Communication, Inc.

. . .

“We are excited to announce the acquisition of [HSN, Inc. (“HSNi”)].  The addition of HSN will enhance QVC’s position as the leading global video eCommerce retailer.  Every year they together produce over 55,000 hours of shoppable video content and have strong positions on multiple linear channels and OTT platforms,” said Greg Maffei, Liberty Interactive President and CEO. “The value of the combined QVC, HSNi and zulily will be further highlighted when later this year QVC Group becomes an asset-backed stock as part of the previously announced split-off of Liberty Ventures.”

. . .

The previously announced transaction between Liberty Interactive and General Communication, Inc. (“GCI”) and subsequent split-off of Liberty Ventures is expected to close later in 2017.  Simultaneous with that closing, QVC Group, including wholly-owned subsidiaries QVC, Inc., zulily and HSNi (or, if the HSNi acquisition has not yet closed, following such closing), will become an asset-backed stock and Liberty Interactive will be renamed QVC Group, Inc.  Neither the GCI acquisition nor the HSNi acquisition is conditioned on the completion of the other, and no assurance can be given as to which of these transactions will be completed first.

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Forward-Looking Statements

This communication includes certain forward-looking statements, including statements about the proposed acquisition of HSN, Inc. (“HSNi”) by Liberty Interactive Corporation (“Liberty Interactive”) (the “proposed acquisition”), Liberty Interactive’s proposed transactions involving General Communication, Inc. (“GCI” and the “proposed GCI transactions”), the timing of the proposed GCI transactions, the renaming of Liberty Interactive, the realization of estimated synergies and benefits from the proposed acquisition, market potential, future financial prospects and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the satisfaction of conditions to the proposed acquisition and the proposed GCI transactions. These forward-looking statements speak only as of the date of this communication, and Liberty Interactive expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Interactive’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Interactive, including the most recent Forms 10-K and 10-Q, for additional information about Liberty Interactive and about the risks and uncertainties related to the business of Liberty Interactive which may affect the statements made in this communication.

Additional Information

Nothing in this communication shall constitute a solicitation to buy or an offer to sell shares of GCI Liberty, GCI common stock or any of Liberty Interactive’s tracking stocks. The offer and issuance of shares in the proposed GCI transactions will only be made pursuant to GCI’s effective registration statement. Liberty Interactive stockholders, GCI shareholders and other investors are urged to read the registration statement and the joint proxy statement/prospectus to be filed regarding the proposed GCI transactions and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed GCI transactions. Copies of these SEC filings will be available free of charge at the SEC’s website (http://www.sec.gov). Copies of the filings together with the materials incorporated by reference therein will also be available, without charge, by directing a request to Liberty Interactive Corporation, 12300

Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5420. GCI investors can access additional information at ir.gci.com.

Participants in a Solicitation

The directors and executive officers of Liberty Interactive and GCI and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the proposed GCI transactions. Information regarding the directors and executive officers of Liberty Interactive is available in its definitive proxy statement, which was filed with the SEC on April 20, 2017, and certain of its Current Reports on Form 8-K. Information regarding the directors and executive officers of GCI is available as part of its Form 10-K filed with the SEC on March 2, 2017. For other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials regarding the foregoing to be filed with the SEC. Free copies of these documents may be obtained as described above.